Swisscom Mobile Appendix 5 Acceptance Notice

From the Vodafone Group Company:	Swisscom Mobile Ltd. Schwaiztortstrasse 61 3007 Bern Switzerland Attention: Head of Content Management (Daniel Gerber) Fax: +41 31 342 28 82
To:	WAAT Media Corporation, United States of America, registered no. 2512380 and Address: 18226 Ventura Blvd. Suite 102 Tarzana, CA 91356 Attention: Camill Sayadeh Fax: +1 818 708 0598
Territory	Switzerland

We accept the Appendix 5 from Swisscom Mobile Ltd. in coherence to the Master Agreement entered into between us and VGSL dated 17 December 2004 (entitled “Vodafone Master Global Content Agency Terms and Conditions”).

Signed on behalf of: The WAAT Media Corporation Identified above

Print signatories’ name:

Position: Managing Director

Date signed: 3/17/06